Exhibit 8.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

November 6, 2012

Retail Properties of America, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) Class A common stock, par value $0.001 per share (the “Common Stock”), of Retail Properties of America, Inc., a Maryland corporation (the “Company”), (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), which may be issued as such or in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts issued against deposit of shares of Preferred Stock pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company, (iii) debt securities of the Company (“Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Units (as defined below) (“Warrants”), (v) units comprised of Common Stock, Preferred Stock, Stock Purchase Contracts (as defined below), Warrants and Debt Securities in any combination (“Units”), and (vi) purchase contracts of the Company (the “Stock Purchase Contracts”), obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, Common Stock, Preferred Stock, Depositary Shares or other securities at a future date or dates. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Units and Stock Purchase Contracts are sometimes referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number (with respect to Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Stock Purchase Contracts) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement. This opinion letter addresses the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the accuracy of certain matters discussed in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.”

Retail Properties of America, Inc.

November 6, 2012

In rendering the following opinions, we have reviewed and relied upon the following agreements and documents (collectively, the “Documents”): the Sixth Articles of Amendment and Restatement of the Company dated as of March 20, 2012, and the Fifth Amended and Restated Bylaws of the Company dated as of March 20, 2012, each as amended from time to time and as in effect as of the date of this opinion letter; the Series C Preferred Stock Subscription Agreement by and between the JV REIT (as defined below) and Inland Western Retail Real Estate Trust, Inc., dated as of October 11, 2005; and the “Related Agreements” referenced in such subscription agreement. For purposes of this opinion letter, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity to the original documents of copies obtained by us from filings with the Securities and Exchange Commission, (v) the conformity, to the extent relevant to our opinions, of final documents to all documents submitted to us as drafts, (vi) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vii) due execution and delivery of all such documents by all the parties thereto, (viii) the compliance of each party with all material provisions of such documents, and (ix) the accuracy and completeness of all records made available to us.

We also have reviewed and relied upon the factual representations and covenants of the Company contained in a letter that it provided to us in connection with the preparation of this opinion letter (the “REIT Certificate”) regarding the ownership, organization, distributions and operations of the Company, the valuation of its shares prior to their listing on a national securities exchange, and other matters affecting the Company’s ability to qualify as a REIT. We assume that each of the representations and covenants in the REIT Certificate has been, is and will be true, correct and complete, that the Company and its subsidiaries have been, are and will be owned and operated in accordance with the REIT Certificate and that all representations and covenants that speak to the belief and/or knowledge of any person(s) or party(ies), or are subject to similar qualification, have been, are and will continue to be true, correct and complete as if made without such qualification. To the extent such representations and covenants speak to the intended ownership or operations of any person, we assume that such person will in fact be owned and operated in accordance with such stated intent.

We have also reviewed and are relying upon the closing agreement entered into by the Company with the Internal Revenue Service (the “IRS”) dated June 17, 2011, in which the IRS agreed to the effect that the terms and administration of the Company’s dividend reinvestment plan did not result in the Company’s dividends paid during the tax years 2004, 2005 and 2006 being treated as preferential dividends as defined in Section 562(c) of the Code.

Based upon the foregoing and subject to the limitations set forth herein, including without limitation the discussion below, we are of the opinion that:

(i) Commencing with its taxable year ended December 31, 2003, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its prior, current and proposed ownership, organization and method of operations as described in the REIT Certificate will allow the Company to satisfy the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012, and for subsequent taxable years; and

Retail Properties of America, Inc.

November 6, 2012

(ii) The statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as such statements describe applicable U.S. federal income tax law, are correct in all material respects.

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We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the IRS or a court. The IRS may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinions are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as in effect as of the date of this opinion letter (or, with respect to past years, the law in effect for such years). Changes in applicable law could cause the U.S. federal income tax treatment of the Company to differ materially and adversely from the treatment described herein and render the tax discussion in the Registration Statement incorrect or incomplete.

In rendering our opinions, we have relied solely on the Documents, the closing agreement identified above, the REIT Certificate, and the assumptions set forth herein. For purposes of our opinions, we have not investigated or verified the accuracy of any of the representations in the REIT Certificate or any of our assumptions. We also have not investigated or verified for purposes of our opinions the ability of the Company or any of its subsidiaries to operate in compliance with the REIT Certificate or our assumptions. Differences between the actual ownership and operations of such persons and the prior, proposed and intended ownership and operations described in the REIT Certificate or our assumptions could result in U.S. federal income tax treatment of the Company that is different from that described herein. The Company’s actual qualification as a REIT depends on the Company meeting and having met, in its actual ownership and operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not monitor actual results or verify the Company’s compliance with the requirements for qualification and taxation as a REIT, and no assurance can be given that the actual ownership and operations of the Company and its affiliates have satisfied or will satisfy those requirements.

Our opinions do not preclude the possibility that the Company may need to utilize one or more of the various “savings provisions” under the Code that would permit the Company to cure certain violations of the requirements for qualification and taxation as a REIT. Utilizing such savings provisions could require the Company to pay significant penalty or excise taxes. In particular, we note that our opinion as to the Company’s qualification as a REIT is based in part

Retail Properties of America, Inc.

November 6, 2012

on the Company’s representations that the Company is entitled to utilize, and will utilize, the applicable asset test savings provisions provided in Section 856(c)(7)(A), if needed, to cure a potential violation that has been identified with respect to the Company’s compliance with the 10% asset test in Section 856(c)(4)(B)(iii)(III) during 2005 and 2006, resulting from the Company’s ownership during that time of securities of a joint venture (the “JV REIT”) that elected to qualify as a REIT but that may not have satisfied certain requirements for qualification as a REIT. In order for the Company to utilize those savings provisions, among other requirements, the Company’s failure to meet the applicable asset test must have been due to reasonable cause and not due to willful neglect. In that regard, the Company has represented that it believes that it used ordinary business care and prudence in attempting to satisfy the REIT asset tests with respect to its investment in the JV REIT, and the exercise of such ordinary business care and prudence should constitute reasonable cause for purposes of entitling the Company to rely on the asset test savings provision. Moreover, based on the factual representations and covenants in the REIT Certificate, the Documents and the assumptions herein, we believe that the Company should be treated as having exercised such ordinary business care and prudence and that for purposes of Section 856(c)(7)(A) the potential asset test failure resulting from the Company’s investment in the JV REIT should be treated as due to reasonable cause and not due to willful neglect. However, whether the Company in fact exercised ordinary business care and prudence in satisfying the REIT asset tests and whether any asset test failure is due to reasonable cause and not willful neglect for purposes of the asset test savings provisions are questions of both law and fact, for which there are no clear guidelines, and thus the issue is not free from doubt and the IRS or a court could disagree with our conclusions.

We hereby consent to the inclusion of this opinion letter as Exhibit 8.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law (including without limitation any discovery of any facts that are inconsistent with the REIT Certificate or our assumptions).

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP